MORROW & CO.,INC.


                            Exchange Offer for
                          All of the Outstanding
                      10 1/4% Senior Notes due 2001
                          (CUSIP No. 294037-AD-8)
                                     of
                          VISKASE COMPANIES, INC.

                      Pursuant to the Offer to Exchange
                          Dated August 20, 2002


THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 19, 2002, UNLESS EXTENDED AS DESCRIBED IN THE OFFER TO EXCHANGE. WITHDRAWAL RIGHTS FOR TENDERS OF OLD NOTES WILL EXPIRE UPON THE EXPIRATION OF THE EXCHANGE OFFER, INCLUDING ANY EXTENSIONS OF THE EXPIRATION OF THE EXCHANGE OFFER OR UPON ACCEPTANCE OF THE OLD NOTES FOR EXCHANGE.


To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

     We have been appointed by Viskase Companies, Inc., a Delaware corporation (together with any successor entity, the "Company"), to act as the information agent in connection with the exchange offer by the Company upon the terms and subject to the conditions set forth in the Offer to Exchange and the Letter of Transmittal. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Offer to Exchange. See the important notice with respect to the delivery of the Letter of Transmittal on the next page.

     The exchange offer is not being made to (nor will tenders of old notes be accepted from or on behalf of) holders in any jurisdiction in which the making or acceptance of the exchange offer would not be in compliance with the laws of such jurisdiction.

       Enclosed herewith are copies of the following documents:

       1.  The Offer to Exchange;

       2. The Letter of Transmittal (Blue) for your use and for the information of your clients, together with Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 of the Internal Revenue Service providing information relating to backup federal income tax withholding;

       3.  The Instruction Letter (Green) for use by your clients;

       4. The Notice of Guaranteed Delivery (Grey) to be used if (i) the old notes and all other required documents cannot be delivered to Wells Fargo Bank Minnesota, National Association (the "exchange agent") or
     (ii) the required procedures for book-entry transfer cannot be completed on or prior to the Expiration Time; and

       5.  A return envelope addressed to the exchange agent.

     DTC Participants will be able to effect a tender of old notes through the DTC Automated Tender Offer Program but physical delivery of the Letter of Transmittal or compliance with the guaranteed delivery is required. See important notice below.

     Please note that the exchange offer will expire at 5:00 P.M., New York City time, on September 19, 2002, unless extended. We urge you to contact your clients as promptly as possible.

     The Company will not pay any fees or commissions to any broker or dealer or other person (other than the reasonable and customary compensation of services of the exchange agent and the information agent) for soliciting tenders of the old notes pursuant to the exchange offer. You will be reimbursed for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients.

     Additional copies of the enclosed documents may be obtained from the undersigned at the address and telephone number set forth in the enclosed Offer to Exchange.

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS THE AGENT OF THE COMPANY, THE EXCHANGE AGENT OR THE INFORMATION AGENT OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER NOT CONTAINED IN THE OFFER TO EXCHANGE.


                                            Very truly yours,



                                            MORROW & CO, INC.


                    IMPORTANT NOTICE REGARDING DELIVERY OF
                           LETTER OF TRANSMITTAL

     ALTHOUGH DELIVERY OF OLD NOTES MAY BE EFFECTED THROUGH BOOK-ENTRY TRANSFER INTO THE EXCHANGE AGENT'S ACCOUNT AT A BOOK-ENTRY TRANSFER FACILITY, THE LETTER OF TRANSMITTAL (OR A FACSIMILE THEREOF) PROPERLY COMPLETED AND DULY EXECUTED, ALONG WITH ANY REQUIRED SIGNATURE GUARANTEES AND ANY OTHER REQUIRED DOCUMENTS, MUST IN ANY CASE BE TRANSMITTED TO AND RECEIVED BY THE EXCHANGE AGENT ON OR PRIOR TO THE EXPIRATION TIME, OR THE GUARANTEED DELIVERY PROCEDURES DESCRIBED IN THE OFFER TO EXCHANGE MUST BE COMPLIED WITH. DELIVERY OF DOCUMENTS TO A BOOK-ENTRY TRANSFER FACILITY IN ACCORDANCE WITH THE BOOK-ENTRY TRANSFER FACILITY'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.



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